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                                                Exhibit 23(a)

                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4, No. 33-65337) and related prospectus of EastGroup Properties for the registration of 682,344 shares of EastGroup's shares of beneficial interest and to the incorporation by reference therein of our report dated March 15, 1996, with respect to the consolidated financial statements of LNH Reit, Inc., included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.





                                                        Ernst & Young LLP


Jackson, Mississippi
March 28, 1996